AMENDMENT made as of the 23rd day of October 2001 to that certain
          AMENDED AND RESTATED EMPLOYMENT AGREEMENT made as of the 22nd day of December 1999 by and between ARROW ELECTRONICS, INC., a New York corporation with its principal office at 25 Hub Drive, Melville, New York 11747 (the "Company"), and STEVEN W. MENEFEE, residing at 173 LuRay, Los Gatos, California 95032 (the "Executive").

          WHEREAS, the Executive is now and has been employed by the Company as a Senior Vice President; and

          WHEREAS, the Executive and the Company are parties to that certain Amended and Restated Employment Agreement made as of the 22nd day of December 1999 (the "Agreement"); and

          WHEREAS, the Company and the Executive wish to amend the Agreement and provide for the continued employment of the Executive as an employee of the Company and for him to continue to render services to the Company on the terms set forth in, and in accordance with the provisions of, this Amendment to the Agreement (the "Amendment");

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

     1. Paragraph 2(g) of the Agreement is amended to read as follows:

        "g) Supplemental Executive Retirement Plan.  The Executive is currently
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a participant in the Company's Unfunded Pension Plan for Selected Executives
(the "SERP"). Effective as of October 23, 2001, the Executive's participation in the SERP will be modified so as to provide him with an annual retirement benefit of $80,000 per year if he retires after December 31, 2001 and an annual retirement benefit of $155,000 if he retires on or after December 31, 2002. Except for the foregoing, the rights, terms, privileges, and conditions of the Executive's participation in the SERP remain unchanged."

     2. Paragraph 3(d) of the Agreement is amended to read as follows:

        d) December 31, 2002.

     3. Except as specifically modified in this Amendment, the provisions of the Agreement shall remain in full force and effect.

     4. The residence address of the Executive, and the address to which notices to him pursuant to paragraph 11(e) of the Agreement shall be sent, is as follows:

         Steven W. Menefee
         60 Pleasant Street
         Wolfeboro, New Hampshire  03894

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.






Attest:                                    ARROW ELECTRONICS, INC.

                                           By:
-----------------------                       -----------------------
      Secretary

                                           THE EXECUTIVE

                                           -------------------------
                                           Steven W. Menefee